SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.        )

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CH2M HILL COMPANIES, LTD.

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NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

TABLE OF CONTENTS

Notice of Annual Meeting
General Information	1
Proposal 1 - Election of Directors	3
Corporate Governance	5
Board of Directors	5
Committees of the Board	5
Directors' Compensation	8
Security Ownership of Certain Shareholders and Management
Security Ownership of Certain Shareholders	9
Security Ownership by Directors, Director Nominees and Executive Officers	9
Report of the Compensation and Work Force Committee on Executive Compensation	10
Compensation Committee Interlocks and Insider Participation	11
Change of Control Agreements	11
Executive Compensation
Summary Compensation Table	12
Option Grants in the Last Fiscal Year	13
Fiscal Year-End Option Values	13
2000 Long-Term Incentives	13
Deferred Compensation Plans	14
Retirement Plans	15
Stock Performance Graph	15
Certain Relationships and Related Transactions	16
Proposal 2 - Amendment to Articles of Incorporation: Amend the Articles to add the staggered Board concept already present in CH2M HILL's Bylaws	16
Proposal 3 - Amendment to Articles of Incorporation: Amend the Articles to increase the shareholder vote required to remove directors from the Board and to further amend the provisions of the Articles added by the proposed amendments	18
Proposal 4 - Appointment of Independent Certified Public Accountants	19
Proposal 5 - Other Business	19
Section 16 (a) Beneficial Ownership Reporting Compliance	19
Shareholder Proposals for 2002 Annual Meeting	19

CH2M HILL COMPANIES, LTD.

6060 South Willow Drive

Greenwood Village, CO 80111

____________________________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of CH2M HILL Companies, Ltd. will be held on Tuesday, May 8, 2001 at 10:00 A.M. Mountain Daylight Time, at CH2M HILL's headquarters, 6060 South Willow Drive, Greenwood Village, Colorado 80111 for the following purposes:

    To elect four Directors to serve for a three (3) year term expiring in 2004 until their successors are elected and qualified.
    To adopt the proposal to amend CH2M HILL's Restated Articles of Incorporation to add the staggered Board concept already present in CH2M HILL's Bylaws.
    To adopt the proposal to amend CH2M HILL's Restated Articles of Incorporation to increase the shareholder vote required to remove directors from the Board and to further amend the provisions of the Articles added by the proposed amendments.
    To ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of CH2M HILL for the fiscal year ending December 31, 2001.
    To transact any other business that may properly come before the meeting at the time and place scheduled or, should the meeting be adjourned, at such time and place as it may be resumed.

Only shareholders of record of shares of CH2M HILL's common stock at the close of business on March 30, 2001 will be entitled to vote at this meeting or at any postponements or adjournments thereof.

Your proxy is very important. You may vote your shares via the Internet, by telephone or by proxy card. Please see the accompanying instructions for more details on electronic and telephonic voting. Your proxy is revocable at any time prior to its use and the giving of your proxy will not affect your right to vote the shares you hold in your name if you decide to attend and vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Samuel H. Iapalucci

Chief Financial Officer and Corporate Secretary

Greenwood Village, Colorado

April 6, 2001

CH2M HILL COMPANIES, LTD.

6060 South Willow Drive

Greenwood Village, Colorado 80111

___________________________________________________________________________________

PROXY STATEMENT

General Information

This proxy statement is being furnished to shareholders of CH2M HILL Companies, Ltd. in connection with the solicitation of proxies for use at the 2001 Annual Meeting of Shareholders of CH2M HILL to be held on May 8, 2001, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The record date for determining shareholders entitled to vote at the 2001 Annual Meeting was March 30, 2001.

Your proxy is being solicited by the Board of Directors of CH2M HILL. This proxy statement and the accompanying materials are being delivered electronically or mailed to shareholders on or about April 6, 2001.

What is the Purpose of the Annual Meeting?

At our annual meeting, shareholders will have the opportunity to act upon the matters discussed in the accompanying Notice of Annual Meeting of Shareholders. In addition to customary items such as the election of directors and ratification of accountants, shareholders are being requested to approve the amendments to the Articles of Incorporation. CH2M HILL's management also will report on CH2M HILL's financial results and respond to questions from shareholders.

What Information Will I Receive?

We have included in this mailing a copy of the 2000 Annual Report to Shareholders on Form 10-K. The Annual Report includes audited financial statements for the fiscal year ending December 31, 2000 and other information about CH2M HILL. The Annual Report is not a part of the Proxy materials and it is not subject to Federal Securities Regulations 14A or 14C or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Who Can Attend the Meeting?

All shareholders of record as of March 30, 2001, or their duly appointed proxies, may attend the meeting.

Who is Entitled to Vote?

Only shareholders of record of shares of CH2M HILL common stock at the close of business on the record date, which was March 30, 2001, are entitled to vote at the meeting. Such shareholders will be able to vote only CH2M HILL shares of common stock that they held on the record date. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

What Constitutes a Quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 30,799,578 shares of CH2M HILL's common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

How Do I Vote?

If you are a record holder of CH2M HILL shares of common stock as of March 30, 2001 you can vote in one of four ways:

                        1.  Vote by internet - follow the instructions on the internet at

                             http://www.proxyvoting.com/ch2m

                        2.  Vote by phone - call toll-free 1(800) 676-5925

                        3.  Vote by proxy card - mark, sign, and date your proxy card and return it promptly

                        4.  Vote in person - if you attend the meeting, you may deliver your completed proxy card in person

Can I Change My Vote After I Return My Proxy Card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of CH2M HILL either a notice of revocation or a duly executed proxy bearing a later date as long as it is received by the deadline. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How Do I Vote My Plan Shares?

If you participate in the CH2M HILL Retirement and Tax-Deferred Savings Plan, you have the right, if you choose, to instruct the trustee of the Plan how to vote the shares of common stock credited to your Plan account as well as a pro-rata portion of common stock credited to the accounts of other Plan participants and beneficiaries for which no instructions are received. Your instructions to the trustee of the Plan should be made by voting as discussed in "How Do I Vote?" above. The trustee of the Plan will vote your shares in accordance with your duly executed instructions which must be received by the trustee no later than 5:00 p.m. Mountain Daylight Time on May 4, 2001. If you do not send instructions regarding the voting of common stock credited to your Plan account, such shares shall be voted pro rata to the voting instruction of other Plan participants. You may also revoke previously given instructions by filing with the trustee of the Plan no later than 5:00 p.m. Mountain Daylight Time on May 4, 2001 either written notice of revocation or a properly completed and signed voting instruction bearing a date later than the date of the prior instructions.

How will my proxy be voted?

Unless you give other instructions on your proxy card, the person named as proxy holder on the proxy card will vote in accordance with the recommendations of the Board of Directors as discussed in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions.

How many votes are required for each proposal?

With respect to Proposal 1, a nominee for Director must receive the number of votes equal to a majority of the shares entitled to vote and represented at the meeting to be elected. All other proposals may be approved and adopted if the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

How are abstentions treated?

A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted on that matter, although they will be counted for purposes of determining whether there is a quorum. Accordingly, in the election of Directors, an abstention or "Withhold Authority" vote will have the effect of a negative vote. With respect to each other proposal, an abstention will have no effect on the outcome of the vote because each proposal will be approved by a majority of the votes cast.

How will proxies be solicited?

Proxies will be solicited through electronic delivery or by mail, for those who do not have access to email. The cost of solicitation of the proxies will be paid by CH2M HILL. Officers, directors and regular employees of CH2M HILL, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. CH2M HILL has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

Proposal 1. Election of Directors

The existing articles of incorporation and bylaws provide that the Board of Directors shall consist of at least nine and no more than thirteen Directors, subject to increase or decrease pursuant to resolutions of the Board of Directors. The current number of Directors is eleven. The bylaws provide that the Directors shall be elected to three-year staggered terms by dividing the Directors into three classes as equal in number as possible. At each annual meeting the same number of Directors shall be elected for a three-year term as the number whose term expires. Each Director shall serve until his respective successor is elected and qualified. A decrease in the number of Directors shall not shorten the term of any incumbent Director.

Pursuant to CH2M HILL's bylaws, the Nominating Committee proposes Kenneth F. Durant, Donald S. Evans, and Steven D. Guttenplan for election as directors for three year terms expiring in 2004 and until their successors are elected and qualified or their earlier retirement, death, resignation or removal. The Board of Directors will nominate Jerry D. Geist to continue his service as an outside Director for another three year term. Kenneth F. Durant, Donald S. Evans, Jerry D. Geist and Steven D. Guttenplan will be standing for election. To the best knowledge of the Board of Directors, all of the nominees are, and will be, able and willing to serve. In the event that any of the four nominees listed below should become unavailable to stand for election at the Annual Meeting, the proxy holders intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place and stead of any nominee unable to serve.

Nominees for Election as Directors

Kenneth F. Durant, 63, served as a Director of CH2M HILL from May 1994 to April 2000 and as a Senior Vice President since 1997. Mr. Durant has served as the President of CH2M HILL Industrial Design and Construction, Inc., a subsidiary of CH2M HILL, since its formation in 1985.

Donald S. Evans, 50, served as a Director of CH2M HILL from 1990 to April 1996 and from May 1997 to April 2000 and as a Senior Vice President since 1997. Mr. Evans has served as the President of the Water business since 1995 and the Operations and Maintenance business since 1985.

Jerry D. Geist, 66, has served as a Director of CH2M HILL since May 1989. Mr. Geist has been Chairman of Santa Fe Center Enterprises, Inc. since 1990 and Chief Executive Officer of Howard International Utilities from 1990 through 2000. Mr. Geist is also Chairman and CEO of Energy & Technology Company, Ltd. and he serves on the Board of Directors of the Davis Family of Mutual Funds.

Steven D. Guttenplan, 52, will be a first time member of the Board. Mr. Guttenplan has been an employee of CH2M HILL since 1978 and has served in numerous capacities, including as a Regional Manager of the North Atlantic Region, the Rocky Mountain Region and currently in the Northeast Region for CH2M HILL, Inc.

The Board of Directors recommends a vote FOR the above nominees for election as directors.

Continuing Directors

Joseph A. Ahearn, 64, was elected as Director in May 2000. He served as a Director of CH2M HILL for one previous term from May 1996 to April 1999, as a Senior Vice President of CH2M HILL since 1995, and as Vice Chairman of the Board of Directors since February 2001. Mr. Ahearn has served as President of the Transportation business of CH2M HILL, Inc. since 1996 and as the Eastern Regional Manager of CH2M HILL, Inc. from 1994 until 1996.

Robert G. Card, 47, has served as a Director since May 2000, and for two previous terms from May 1992 to April 1994 and from May 1996 to April 1998. Since 1997, Mr. Card has served as the President of Kaiser-Hill Company, LLC, the CH2M  HILL joint venture company with Kaiser Group International, Inc. managing the Rocky Flats Project. Mr. Card has also served as a Senior Vice President of CH2M HILL since 1995.

Philip G. Hall, 59, served as Chairman of the Board of Directors of CH2M HILL from May 1992 through April 2000, and as a Director for several terms from May 1980 to April 1986 and from May 1987 to present. Mr. Hall has served as Senior Vice President of CH2M HILL since 1995, and as its Southwest Regional Manager since 1997.

Susan D. King, 44, has served as a Director of CH2M HILL since 1997. Ms. King has served as the Chief Financial Officer of CH2M HILL Industrial Design and Construction, Inc. since 1993, and as its Secretary and Treasurer since 1995.

Ralph R. Peterson, 56, has served as a Director and Chairman since May 2000 and for three previous terms from May 1981 to April 1984 and from May 1986 to April 1991. He has served as President and Chief Executive Officer of CH2M HILL since 1991. Mr. Peterson also serves as a Director of Kaiser-Hill Company, LLC and of Standard Insurance Company.

Jill T. Sideman, 61, has served as a Director since May 1999 and has served as a Vice President and Client Service Manager of CH2M HlLL, Inc. since 1993.

Barry L. Williams, 56, has served as a Director of CH2M HILL since 1995. He has been President of Williams Pacific Ventures, Inc., a consulting firm, since 1987 and President and CEO of American Management Association since 2000. Mr. Williams has served as Senior Mediator for JAMS/Endispute since 1993 and a visiting lecturer for the Haas Graduate School of Business, University of California since 1993. Mr. Williams has acted as a general partner of WDG, a California limited partnership, since 1987 and a general partner of Oakland Coliseum Joint Venture since 1998. He also serves on the board of directors of PG&E Corp., Northwestern Mutual Life Insurance Company, Newhall Land & Farming Company, Simpson Manufacturing Company, USA Group, Inc., R.H. Donnelly & Co. and several not-for-profit organizations.

Other Executive Officers

James J. Ferris, 57, served as a Director of CH2M HILL from May 1998 to April 2001, and as a Senior Vice President since 1995. Dr. Ferris has served as President of the Energy, Environment and Systems business since 1995 and President of CH2M HILL Constructors, Inc. since 1994. Dr. Ferris also serves as a director of Kaiser-Hill Company, LLC.

Samuel H. Iapalucci, 48, has served as Executive Vice President of CH2M HILL since February 2001, and as Chief Financial Officer and Secretary of CH2M HILL since 1994. Mr. Iapalucci served as Senior Vice President of CH2M HILL from 1994 until February 2001.

Michael D. Kennedy, 51, served as a Director of CH2M HILL from May 1998 to April 2001, and as a Senior Vice President since 1995. Mr. Kennedy served as the Northwest Regional Manager of CH2M HILL, Inc. from 1993 to 1998. Mr. Kennedy served as the Portland Regional Manager of CH2M HILL, Inc. from 1987 until 1992 and the Western Regional Business Development Director from 1992 until 1993.

E. Kent Robinson, 61, has served as a Senior Vice President of CH2M HILL since February 2000 and as a Senior Vice President of CH2M HILL, Inc. since 1995.

CH2M HILL's executive officers are Joseph A. Ahearn, Kenneth F. Durant, Donald S. Evans, James J. Ferris, Philip G. Hall, Samuel H. Iapalucci, Michael D. Kennedy, Ralph R. Peterson and E. Kent Robinson.

There are no family relationships among any of the Directors, executive officers or nominees for Director of CH2M HILL.

Corporate Governance

Board of Directors

During the year ended December 31, 2000, the Board of Directors held five meetings. Average attendance at such meetings of the Board of Directors was 100%. During fiscal 2000, all Directors attended all of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

Committees of the Board

The Board of Directors has various standing committees, which are discussed below.

Audit and Finance Committee

The Audit and Finance Committee held five meetings during fiscal 2000. The current members are Robert W. Bailey, Robert G. Card, Ralph F. Cox, Jerry D. Geist, Steven D. Guttenplan, Susan D. King, Michael Y. Marcussen, Ralph R. Peterson, Jill T. Sideman and Barry L. Williams (Chairman).

The Audit and Finance Committee is primarily concerned with CH2M HILL's financial processes and internal control environment. Its responsibilities include:

  Reviewing and evaluating the work and performance of CH2M HILL's internal auditors and its independent accountants and making recommendations to the Board of Directors regarding the selection of CH2M HILL's independent accountants,
  Conferring with CH2M HILL's independent accountants and its internal auditors and financial officers to monitor CH2M HILL's internal accounting methods and procedures and evaluating any recommended changes therefrom,
  Reviewing legislative or other business environment change conditions that could have a noticeable impact on CH2M HILL's financial controls and future operations,
  Reviewing all acquisitions and/or investments that are valued in excess of $1.0 million,
  Reviewing all capital expenditures with unit costs of $1.0 million or more and monitoring capital expenditures relative to annual capital plans, and
  Monitoring various financial measurements for the Company relative to established financial policies.

Report of Audit Subcommittee

The Audit and Finance Committee has established an Audit Subcommittee whose members include Ralph F. Cox, Jerry D. Geist and Barry L. Williams (Chairman). The Audit Subcommittee meets in conjunction with the regular Audit and Finance Committee meetings. Each member of the Audit Subcommittee is independent in accordance with the definition provided in the National Association of Securities Dealers Rule 4200(a)(15). The Audit Subcommittee operates under a written charter approved by the Board of Directors which is included as Annex A to this proxy statement.

For the year 2000, the Company incurred fees for services from its independent certified accountants, Arthur Andersen LLP, as discussed below.

Audit Fees. The Company incurred fees of $439,268 for services from its independent certified accountants for the annual audit and for the review of the financial statements included in the Company's Form 10-Qs and Form 10-K for the fiscal year ended December 31, 2000.

All Other Fees. The Company incurred fees of $1,231,905 for other non-audit services, primarily tax-related services and other expert services for the fiscal year ended December 31, 2000.

Report of Audit Subcommittee

May, 2001

To the Board of Directors of CH2M HILL Companies, Ltd.

We have reviewed and discussed with management the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

We have reviewed and discussed with management and the independent auditors the audited financial statements for the fiscal year ended December 31, 2000. We have discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the auditors the auditors' independence from the Company and its management. We also have considered whether the independent auditors provision of other non-audit services to the Company is compatible with the auditor's independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Submitted by the CH2M HILL Companies, Ltd. Audit Subcommittee

Barry L. Williams, Chairman

Jerry D. Geist

Ralph F. Cox

Compensation and Work Force Committee

The Compensation and Work Force Committee held four meetings during fiscal 2000. The current members are Joseph A. Ahearn, Ralph F. Cox, Kenneth F. Durant, James J. Ferris, Jerry D. Geist (Chairman), Philip G. Hall, Ralph R. Peterson (non-voting member), and Barry L. Williams. Ralph F. Cox serves as a consultant to the committee and actively participates in committee meetings on a regular basis.

The Compensation and Work Force Committee, in addition to other responsibilities, is responsible for the executive compensation programs, including the Chief Executive Officer and Chairman of the Board and the executive officers, and recommending to the Board of Directors the amount of awards to be made to the Chief Executive Officer and Chairman of the Board, and the executive officers. The outside compensation consultants who advise the Committee and management on compensation matters will be selected by the Committee.

Total compensation for CH2M HILL executive officers consists of salary, annual cash and stock bonuses and long-term incentives, which include stock options and a long-term incentive bonus of cash and stock. The annual bonus and long-term incentives introduce risk to the total executive compensation programs. The compensation levels determined by the Compensation and Work Force Committee are variable, may fluctuate significantly from year to year, and are directly tied to company and individual performance.

The Committee annually reviews the competitiveness of CH2M HILL's executive compensation programs within the industries in which it competes - Water, Environmental, Microelectronics, Transportation, Operations and Maintenance and Construction. CH2M HILL targets a level of total compensation of its competitor group for like positions and like performance.

The Committee will review executive compensation in light of Section 162(m) of the Internal Revenue Code which establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000. It is the general intention of the Committee to meet the requirements for deductibility under Section 162(m); however, the Committee reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by CH2M HILL. The Committee reviews this policy on an ongoing basis.

The Compensation and Work Force Committee is also responsible for issuing reports required by the Securities and Exchange Commission regarding CH2M HILL's compensation policies applicable to the Chief Executive Officer and the four other most highly compensated executive officers.

Executive Committee

The Executive Committee held two meetings during fiscal 2000. The current members are Jerry D. Geist, Philip G. Hall, Susan D. King, Ralph R. Peterson (Chairman) and Barry L. Williams. Ralph F. Cox is a non-voting participant and consultant to the committee, and actively participates in committee meetings on a regular basis. The Executive Committee, except as limited by Oregon law, may exercise any of the powers and perform any of the duties of the Board of Directors if delegated by the Board of Directors.

Nominating Committee

The Nominating Committee held two meetings during fiscal 2000. The current members are Michael D. Kennedy, Patrick L. Klampe, Ralph R. Peterson (Chairman, non-voting), Jill T. Sideman and Cliff G. Thompson. The Nominating Committee's responsibilities include:

  Establishing a procedure for identifying nominees for election as directors to the Board of Directors,
  Reviewing and recommending to the Board of Directors criteria for membership on the Board, and
  Proposing nominees to fill vacancies on the Board of Directors as they occur.
  CH2M HILL's bylaws provide that shareholders may nominate directors outside of the Nominating Committee process.

Ownership and Incentive Compensation Committee

The Ownership and Incentive Compensation Committee held seven meetings during fiscal 2000. The current members are Joseph A. Ahearn, Robert G. Card, Donald S. Evans, James J. Ferris, Philip G. Hall, Michael D. Kennedy (Chairman), Susan D. King, Katherine M. Lombardo, Michael Y. Marcussen, Ralph R. Peterson, Jill T. Sideman and Cliff G. Thompson.

The Ownership and Incentive Compensation Committee's responsibilities include:

  The development of policies and procedures for the Board of Directors approval governing the ownership and incentive compensation programs for CH2M HILL,
  Monitoring the stock ownership program,
  The utilization of funds for employee incentive plans,
  Monitoring the long-term incentive program,
  Monitoring the activities of, and acting on recommendations from, the Stock Option Management Committee,
  Acting in synergy with the Compensation and Work Force Committee to support their approvals of executive compensation,
  Acting in synergy with the Audit and Finance Committee, and as an extension of the Board of Directors, to oversee the application of the policies and procedures, and
  Recommending Board of Director action as appropriate to achieve CH2M HILL's mission and goals.

Strategic Planning Group

The Strategic Planning Group held five meetings during fiscal 2000. The current members are Joseph A. Ahearn, Robert G. Card, Ralph F. Cox, Kenneth F. Durant, Donald S. Evans, James J. Ferris, Jerry D. Geist, Philip G. Hall, Samuel H. Iapalucci, Michael D. Kennedy, Susan D. King, Michael Y. Marcussen, Ralph R. Peterson (Chairman), E. Kent Robinson, Jill T. Sideman and Barry L. Williams. The Strategic Planning Group's responsibilities include reviewing the long-range plans of CH2M HILL.

Outside Director Search/Review Committee

The Outside Director Search/Review Committee held four meetings during fiscal 2000. The current members are Ralph F. Cox, Donald S. Evans, James J. Ferris, Jerry D. Geist, Philip G. Hall (Chairman), Susan D. King, Ralph R. Peterson and Barry Williams. The Outside Director Search/Review Committee's responsibilities include seeking qualified candidates for director who are not employees of CH2M HILL and whose backgrounds and expertise will add valuable skills and perspectives to the Board of Directors.

Directors' Compensation

Non-employee directors of CH2M HILL receive an annual retainer of $21,000 and an additional $4,000 for each committee on which they serve as the chairman. CH2M HILL also pays non-employee directors a meeting fee of $1,000 for attendance at each Board of Directors meeting and $1,000 per day for attendance at committee meetings. Directors are reimbursed for expenses incurred in connection with attendance at meetings and other CH2M HILL functions. In 2000, each non-employee director received a $12,600 discretionary cash bonus and 2,000 stock options.

Security Ownership of Certain Shareholders and Management

The following tables set forth information regarding the ownership of all classes of CH2M HILL's voting securities as of March 30, 2001, by (a) any person or group known to have ownership of more than five percent of the common stock and (b) beneficial ownership by Directors, Director nominees, and executive officers individually and as a group.

 Security Ownership of Certain Shareholders

The following table presents information as of March 30, 2001, concerning the only known shareholder who owns five percent or more of CH2M HILL's common stock.

Name and Address of Shareholder	Title of Class	Number of Shares Held	Percent of Class
Trustees of the CH2M HILL Retirement and Tax-Deferred Savings Plan 6060 S. Willow Dr. Greenwood Village, CO 80111	Common	12,585,285	40.9%

(1) Common shares are held of record by the Trustees for the accounts of participants in the Retirement and Tax-Deferred Savings Plan and will be voted in accordance with instructions received from participants. Shares as to which no instructions are received will be voted in the same proportion.

Security Ownership of Management

The following table sets forth information as of March 30, 2001 as to the beneficial ownership of CH2M HILL's equity securities by each Director, Director nominee, executive officer and by all Directors, Director nominees, and executive officers as a group. None of the individuals listed below owns directly more than one percent of the outstanding shares of CH2M HILL. As a group, all Directors, Director nominees, and executive officers own six percent of the outstanding shares of CH2M HILL.

Name of Beneficial Owner	Common Stock Held Directly	Common Stock Held Indirectly (1)	Total Common Stock Held
Joseph A. Ahearn	60,326	12,715	73,041
Robert G. Card	128,300	53,451	181,751
Kenneth F. Durant	253,372	80,843	334,215
Donald S. Evans	199,257	11,570	210,827
James J. Ferris	83,608	14,629	98,237
Jerry D. Geist	-	-	-
Steven D. Guttenplan	71,708	18,286	89,994
Philip G. Hall	258,629	36,929	295,558
Samuel H. Iapalucci	80,971	14,541	95,512
Michael D. Kennedy	77,157	26,802	103,959
Susan D. King	65,001	10,901	75,902
Ralph R. Peterson	283,058	79,340	362,398
E. Kent Robinson	104,529	23,088	127,617
Jill T. Sideman	27,726	6,781	34,507
Barry L. Williams	-	-	-
All directors, director nominees and executive officers as a group (15 people)	1,693,642	389,876	2,083,518

(1) Includes common stock held through the Retirement and Tax-Deferred Savings Plan, and the deferred compensation plan trusts.

Report Of Compensation and Work Force Committee on Executive Compensation

Since its inception, CH2M HILL has been an employee-owned company. CH2M HILL 's compensation policies, plans and programs are designed to attract, retain and motivate the Board of Directors and executive officers and are required to achieve its business objectives and increase shareholder value. CH2M HILL seeks to implement this employee ownership philosophy by closely aligning the financial interest of CH2M HILL's employees, including executive officers, with the financial interest of its shareholders.

The outside Directors on the Compensation and Work Force Committee have the responsibility to approve the salaries and incentive compensation for the executive officers of CH2M HILL and, to recommend to the Board of Directors the Chief Executive Officer and Chairman of the Board salary and incentive compensation, including stock options for the executive officers of CH2M HILL. These determinations are made in light of individual, corporate and business unit performance, the performance of our competitors and other similar businesses, and relevant market compensation data.

The compensation policy of CH2M HILL, which is endorsed by the Compensation and Work Force Committee, is that a substantial portion of the total compensation of executive officers be related to and contingent upon their individual contribution and performance, the performance of business units under their management, and the performance of CH2M HILL as a whole. In this way, CH2M HILL seeks to encourage continuing focus on increasing CH2M HILL's revenue, profitability and shareholder value, while at the same time motivating its executive officers to perform to the fullest extent of their abilities.

CH2M HILL has continued to set the annual salaries of its executive officers at or below competitive levels and continues to cause a significant portion of an executive officer's compensation to consist of annual and long-term incentive compensation which are variable and closely tied to corporate, business unit and individual performance. As a result, much of an executive officer's total compensation is "at risk" and dependent on performance during the prior fiscal year. In determining the CEO's compensation for 2000, the compensation committee took into account the firm's performance relative to plan, how well the CEO performed on his personal goals and objectives, and his compensation in relationship to peers within the market place.

An executive officer's incentive compensation may consist of cash, fully vested stock and stock options or a combination of these components. Generally, an annual bonus and stock options are given after the end of the fiscal year based on individual, corporate and business unit performance for such fiscal year and an executive officer's respective responsibilities, strategic and operational goals and levels of historic and anticipated performance. By awarding part of the bonuses in stock and stock options, CH2M HILL seeks to encourage individuals to remain with CH2M HILL and continue to focus on the long-term performance of CH2M HILL and on increasing shareholder value. Further, the exercise price of all stock options granted is equal to the price of the common stock on the date of grant. Therefore, such stock options only have value to the extent that the price of CH2M HILL's stock increases during the term of the stock option.

The Compensation and Work Force Committee believes that the compensation policies, plans and programs CH2M HILL has implemented, and which the Compensation and Workforce Committee endorses, have encouraged management's focus on the long-term financial performance of CH2M HILL and have contributed to achieving CH2M HILL's technical and financial success.

Compensation and Work Force Committee

Jerry D. Geist, Chairman	James J. Ferris
Joseph A. Ahearn	Philip G. Hall
Ralph F. Cox	Ralph R. Peterson
Kenneth F. Durant	Barry L. Williams

Compensation Committee Interlocks and Insider Participation

The members of CH2M HILL's Compensation and Work Force Committee of the Board of Directors are Joseph A. Ahearn, Ralph F. Cox, Kenneth F. Durant, James J. Ferris, Jerry D. Geist, Philip G. Hall, Ralph R. Peterson (non-voting member), and Barry L. Williams. All members of the Compensation and Work Force Committee except Ralph F. Cox, Jerry D. Geist and Barry L. Williams are officers of CH2M HILL.

Change of Control Agreements. The Board of Directors authorized CH2M HILL to enter into Change of Control Agreements with Joseph A. Ahearn, Kenneth F. Durant, Donald S. Evans, James J. Ferris, Philip G. Hall, Samuel H. Iapalucci, Michael D. Kennedy, Susan D. King, Michael Y. Marcussen, Ralph R. Peterson, E. Kent Robinson and Jill T. Sideman (each hereafter a "COC Executive"). The provisions of these agreements will become effective if and when there is a Change of Control (as that term is defined below) of CH2M HILL and, with respect to most benefits, only if the COC Executive is terminated within twenty-four months of such Change of Control. All of the Change of Control Agreements were automatically renewed for an additional one year period on March 31, 2001. The Agreements automatically renew for successive one-year terms on March 31 of each year unless CH2M HILL gives notice to the COC Executives that it does not intend to extend the Agreement or intends to change its terms (such notice cannot be given during the pendency of a potential Change of Control). If a Change of Control occurs, the expiration date of the Agreements will automatically extend for twenty-four months beyond the month in which the Change of Control occurs.

Under the Change of Control Agreements, CH2M HILL will provide each COC Executive with the following benefits at the time the Change of Control event occurs:

  Immediate vesting in all retirement plans and of all outstanding options;

  Pro-rata payout of amounts payable under the Short Term Incentive Plan for the year of termination; and

  Pro-rata payout of amounts payable under the Long-Term Incentive Plan.

CH2M HILL will provide each COC Executive with the following additional benefits in the event of termination of their employment (actual or constructive and other than for cause) by CH2M HILL or its successor in interest within twenty-four months of a Change of Control:

  For the CEO and direct reports, lump-sum payments in the amount equal to 2.99 times the sum of (a) annual base salary in effect at the time the Change of Control occurs and (b) target annual incentive bonus payable under the Short Term Incentive Plan;

  For the other Executives, lump-sum payments in the amount equal to 1.5 times the sum of (a) annual base salary in effect at the time the Change of Control occurs and (b) target annual incentive bonus payable under the Short Term Incentive Plan;

  Continuation of health benefits for 36 months for CEO and direct reports and continuation for 18 months for other COC Executives.

For purposes of the Change of Control Agreements, a "Change of Control" is defined generally to include:

  Acquisition of 25% (or more) of the voting securities of CH2M HILL;

  A significant merger or consolidation where CH2M HILL shareholders hold less than 75% of all shares outstanding of the surviving company;

  A change in the majority of the Board of Directors, not otherwise recommended by the Board of Directors, during the course of one fiscal year; and

  Liquidation or dissolution of CH2M HILL, or direct or indirect sale or other disposition of all or substantially all of the assets of CH2M HILL.

EXECUTIVE COMPENSATION

The following table sets forth information regarding annual incentive compensation for the chief executive officer and the other four most highly compensated executive officers of CH2M HILL.

Summary Compensation Table (1)
	Annual Compensation			Long-Term Compensation
(a)	(b)	(c)	(d)	(g)	(i)
Name and principal position	Year	Salary (2)	Bonus (2)	Securities Underlying Options	All other compensation (3)
Ralph R. Peterson President & Chief Executive Officer	2000 1999 1998	$509,819 471,435 471,138	$480,000 290,000 344,802	10,500 28,350 -	$113,276 9,381 9,352
Donald S. Evans Senior Vice President	2000 1999 1998	456,116 305,219 305,654	260,000 185,000 148,860	9,000 24,750 -	58,571 6,998 6,874
Samuel H. Iapalucci Senior Vice President, CFO, Secretary	2000 1999 1998	334,179 299,645 308,389	270,000 165,000 190,404	9,000 24,750 -	56,716 7,013 7,147
Kenneth F. Durant Senior Vice President	2000 1999 1998	310,000 273,000 273,000	280,000 - 281,465	- - -	4,792 14,970 8,316
James J. Ferris Senior Vice President	2000 1999 1998	309,640 302,519 278,191	270,000 185,000 165,400	9,000 24,750 -	65,553 7,893 9,764

(1)   Certain columns have been omitted because they are not applicable to CH2M HILL.

(2)   Amounts shown include compensation earned by executive officers, whether paid during or after such year, or deferred at the election of those officers.

(3)   Amounts shown for 2000 include:

	Retirement and Tax-Deferred Savings Plan	Group Term Life and Split-dollar Life Insurance Premiums	Executive Deferred Compensation Plan
Ralph R. Peterson	$8,246	$5,353	$99,674
Donald S. Evans	8,289	2,948	47,334
Samuel H. Iapalucci	8,246	2,386	46,081
Kenneth F. Durant	4,000	792	-
James J. Ferris	8,289	3,095	54,169

CH2M HILL has not entered into employment agreements with its executive officers, who serve at the pleasure of CH2M HILL's Board of Directors. Therefore, since compensation for executive officers is comprised of salary, bonus and other incentive compensation, some of which are based on year-end performance results, CH2M HILL does not know the aggregate amount of compensation that will be paid to its executive officers in the current fiscal year.

Option Grants in the Last Fiscal Year
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 5% 10%
Ralph R. Peterson	10,500	*	$6.34	02/18/2005	$18,392	$40,642
Donald S. Evans	9,000	*	$6.34	02/18/2005	15,765	34,836
Samuel H. Iapalucci	9,000	*	$6.34	02/18/2005	15,765	34,836
Kenneth F. Durant	-	*	-	-	-	-
James J. Ferris	9,000	*	$6.34	02/18/2005	15,765	34,836

* Less than 1%

Fiscal Year-End Option Values

No options were exercised by the Chief Executive Officer and the other four most highly compensated executive officers of CH2M HILL during the fiscal year ended December 31, 2000.

Number of Securities Underlying Unexercised Options at FY-End (#)			Value of Unexercised In-the-Money Options at FY-End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Ralph R. Peterson	7,088	31,762	$28,990	$108,592
Donald S. Evans	6,188	27,562	25,309	94,459
Samuel H. Iapalucci	6,188	27,562	25,309	94,459
Kenneth F. Durant	-	-	-	-
James J. Ferris	6,188	27,562	25,309	94,459

2000 Long-Term Incentives

The following table sets forth information regarding long-term incentive plan opportunities that were granted to the chief executive officer and the other four most highly compensated executive officers of CH2M HILL. This long-term incentive plan was established effective January 1, 1999 and consists of a new 3-year program each year. The 2000 program will be paid out on or after the 3-year award period ending December 31, 2002. There are no payouts in years 2000 and 2001. The payment of the awards will be 60 percent in common stock, valued at the date of payment, and 40 percent cash. The criteria for payout is based on specific long-term goals of earnings growth and strategic imperatives for CH2M HILL as well as individual goals.

Long-Term Incentive Awards in 2000 (1) (2)

		Estimated Future Payouts Under Non-Stock Price-Based Plans
(a) Name	(c) Period Until Payout	(d) Threshold	(e) Target	(f) Maximum
Ralph R. Peterson	3 years	$0	$585,600	$1,171,200
Donald S. Evans	3 years	$0	186,000	372,000
Samuel H. Iapalucci	3 years	$0	189,000	378,000
Kenneth F. Durant	3 years	$0	186,000	372,000
James J. Ferris	3 years	$0	186,000	372,000

  Certain columns have been omitted because they are not applicable.

  The Target amounts for the first two years of the long-term incentive plan are adjusted to reflect 1.5 times what the Target will be when it begins the payouts in year three and thereafter. For example, beginning in year three the Target and Maximum amounts for the Chief Executive Officer and the other four most highly compensated executive officers, based on 2000 salaries, are estimated to be the following beginning in 2001:

Name	Threshold	Target	Maximum
Ralph R. Peterson	$0	$390,400	$780,800
Donald S. Evans	0	124,000	248,000
Samuel H. Iapalucci	0	126,000	252,000
Kenneth F. Durant	0	124,000	248,000
James J. Ferris	0	124,000	248,000

Deferred Compensation Plans

Messrs. Peterson, Evans, Iapalucci, Durant and Ferris are participants in the Deferred Compensation Plan (DCP). The plan provides for participants to defer up to 50 percent of base pay, up to 50 percent of cash incentive pay and 100 percent of stock incentive pay. Participants are vested 100 percent at all times. The plan is funded by corporate owned life insurance (COLI) inside a rabbi trust. Participants can choose to start distribution upon: (a) termination of employment, (b) retirement, or (c) date elected by the participant. Participants can choose payment in either a lump sum or through annual installments over 5, 10, or 15 years.

Messrs. Peterson, Evans, Iapalucci, Durant and Ferris are participants in the Executive Deferred Compensation Plan (EDCP). The company will contribute 4.75 percent times base pay in excess of the IRS limitation on compensation for qualified plans, which is currently $170,000. Participants may defer up to an additional 4.75 percent of base pay in excess of the IRS limitation and the company will match the contribution. Certain participants may also defer up to 100 percent of compensation in lieu of paid time off. They may also receive additional discretionary Company contributions keyed to base pay. Participants are 100 percent vested at all times on deferrals and earnings on deferrals. Company contributions vest over a six-year period. The DCRP is funded by COLI inside a rabbi trust. Both the DCP and the EDCP utilize the same rabbi trust arrangement. Participants can choose to start distributions upon (a) termination of employment, (b) retirement, or (c) date elected by the participant. Participants can choose payment in either a lump sum or through an annual distribution over 5, 10 or 15 years.

Messrs. Peterson, Evans, Iapalucci, Durant and Ferris are participants in the Deferred Compensation Retirement Plan (DCRP). This plan provides for the Company to pay the "Account Value" to a participant, if the participant retires from the Company on or after age 65. The Account Value is equal to (a) the present value of the "Calculated Benefit" at age 65 minus (b) the cash surrender value of the split dollar life insurance policies used to fund this plan (after return of premiums paid by the Company).

     "Calculated Benefit" means:

    50% of the participant's projected base pay at age 65 (assuming a 5% increase in base pay each year) payable each year from the first of the month following the date the participant retires until the first of the month following the date the participant dies, minus benefits provided (or deemed provided) by the Company to the participant.

Participants are vested 100 percent of Account Values on reaching age 65 (cliff vesting). The benefits of the DCRP are funded by the offsetting benefit plans and the cash surrender value of the split dollar policies. To the extent that the offsetting benefit plans and the split dollar policies do not cover the cost of the benefit, the Account Values will be paid from the Company general assets. The same distribution criterion apply as the DCP and the EDCP.

Retirement Plans

Mr. Peterson is a participant in the CH2M HILL Pension Plan. Benefits under the CH2M HILL Pension Plan are equal to 1 percent of 1987-1991 average base compensation (up to $150,000) multiplied by years of credited service prior to 1992 plus 1 percent of each year's base compensation (up to $150,000) for each year of credited service from January 1, 1992 through December 31, 1993. Plan benefits were frozen as of December 31, 1993. The estimated annual benefits payable at the earliest age when a participant may retire with an unreduced benefit (age 65) is $37,849 to Mr. Peterson.

Mr. Evans is a participant in the CH2M HILL Pension Plan with respect to credited service prior to May 1, 1986 and he is a participant in the OMI Retirement Plan with respect to credited service from May 1, 1986 through December 31, 1995. The normal retirement benefits under the OMI Retirement Plan are equal to 1.5 percent of average compensation (up to the IRS limit) for the first 20 years of credited service plus 0.5 percent of average compensation (up to the IRS limit) for years of service in excess of 20. Mr. Evans' benefit under the OMI plan was frozen as of December 31, 1995 upon his transfer from employment covered by the Plan. The estimated annual benefits payable to Mr. Evans at the earliest age when a participant may retire with an unreduced benefit (age 65) are $12,771 from the CH2M HILL Pension Plan and $23,521 from the OMI Retirement Plan, or a total of $36,292.

Mr. Durant is a participant in the CH2M HILL Pension Plan with respect to credited benefit service prior to February 25, 1985, and he is a participant in the CH2M HILL Industrial Design and Construction, Inc. Pension Plan with respect to credited benefit service from February 25, 1985 through January 31, 1994. The benefits under the CH2M HILL Industrial Design Corporation Pension Plan are equal to 1.3 percent of each year's base compensation (up to the applicable IRS compensation limit for each year) for each year of credited benefit service from February 25, 1985 through January 31, 1994. Benefits under the CH2M HILL Industrial Design Corporation Pension Plan were frozen as of January 31, 1994. The estimated annual benefits payable to Mr. Durant at the earliest age when a participant may retire with an unreduced benefit (age 65) are $15,718 from the CH2M HILL Pension Plan and $13,101 from the CH2M HILL Industrial Design Corporation Pension Plan, or a total of $28,819.

Messrs. Iapalucci and Ferris are not participants in a CH2M HILL Pension Plan.

Change of Control Arrangements

The Board of Directors authorized CH2M HILL to enter into Change of Control Agreements with certain Directors and Officers of CH2M HILL. The provisions of these agreements are described in the Compensation Committee Interlocks and Insider Participation section, page 11 of this Proxy Statement.

Stock Performance Graph

The following graph shows the total shareholder return on CH2M HILL's common stock from September 7, 1999 (the date CH2M HILL's registration with the Securities and Exchange Commission became effective) until December 31, 2000, for (i) CH2M HILL's common stock, (ii) the Standard & Poor's Composite - 500 Stock Index and (iii) the companies in the Environmental Financial Consulting Group's engineering/consulting industry index.

The graph assumes the investment of $100 in CH2M HILL common stock and in each of the indexes on September 7, 1999 and reinvestment of all dividends, if any. CH2M HILL does not currently anticipate paying any cash dividends on the common stock.

Certain Relationships and Related Transactions

Related Transaction. CH2M HILL owns a 15 percent interest in Dan Engineering A/S, a Dutch company. Our investment balance in Dan Engineering at December 31, 2000 was $342,742. Michael Y. Marcussen, who is a former Director, owns 51 percent of Dan Engineering. Dan Engineering was founded in 1985 by Mr. Marcussen and a partner and specializes in the design, construction and operation of non-ferrous metal smelting equipment and plants, particularly tin and lead smelters.

Proposal 2. Amendment to Articles of Incorporation: Amend the Articles to add the staggered Board concept already present in CH2M HILL's Bylaws

A core element of CH2M HILL's philosophy is employee ownership of its stock. The Bylaws state CH2M HILL's policy to "maintain ownership of its stock by compatible persons actively contributing to its success" and the belief that stock ownership by competent, loyal, contributing employees and directors of, and consultants to, CH2M HILL and its affiliates will be of continuing benefit to CH2M HILL. One of the ways that employee ownership might be affected is from a hostile takeover attempt. The Board has no knowledge of any such attempt. Were such an attempt to occur, it would be a duty of the directors to evaluate whether, or in what circumstances, such an attempt would be in the best interests of CH2M HILL and its shareholders. Therefore, who the directors are plays a crucial role in determining whether or how CH2M HILL's philosophy of employee ownership would change.

In turn, who the directors are is determined by the rules for election and removal of CH2M HILL's directors. The rules are largely contained in three documents:

  The Oregon Business Corporation Act, under which CH2M HILL is incorporated.

  CH2M HILL's Restated Articles of Incorporation (the "Articles").

  CH2M HILL's Restated Bylaws (the "Bylaws").

Under Oregon law, the Articles can be amended only by the affirmative vote of both the Board of Directors and the shareholders. However, the Bylaws can be amended by the Board acting without the shareholders or by the shareholders acting without the Board.

Since 1965 (the year CH2M HILL changed from a partnership to corporate form), CH2M HILL's Bylaws have provided for directors to be elected to three-year staggered terms. Directors in each of three classes are elected for a term of three years, and the three classes are staggered so that about one-third of the directors are elected at each annual meeting. The Board of Directors has proposed an amendment to the Articles that would:

  Move to the Articles the provisions creating a staggered Board (replacing the corresponding provisions currently contained in the Bylaws).

  Increase the shareholder vote required to remove directors.

  Increase the shareholder vote required to further amend the provisions of the Articles added by the proposed amendments.

The Board of Directors has unanimously adopted an amended Article VII of the Articles in the form of Annex B. Paragraph A of the revised Article VII deals specifically with the amendment addressed in this Proposal, while paragraphs B and C deal with the amendments further discussed in Proposal 3 below. The Board believes that these amendments will promote continuity and stability of the Board, even during a hostile takeover attempt and recommends that shareholders approve them.

How are directors currently elected to staggered terms?

The Articles currently provide for the Board of Directors to consist of between nine and thirteen directors, as specified by the Board. Nine directors must be employees of CH2M HILL, and any additional directors ("outside directors") cannot be employees. The Board currently consists of 11 directors: 9 employee directors and two outside directors.

The Bylaws (but not the Articles) currently provide for the Board to be divided into three classes. Three directors are in one class and four directors are in each of the other two classes. At each annual meeting of shareholders the term of office of one class expires and directors for that class are elected for a three-year term. See "Proposal 1. Election of Directors" for information regarding nominees for election at the Annual Meeting and directors who will continue in office after the Annual Meeting.

Does the proposed amendment in any way change the number of employee directors or outside directors or the way in which they are nominated and elected?

      No. The proposed amendment does not in any way change:

  The number of employee directors.

  The number of outside directors.

  The way in which directors serve in staggered classes.

  The way in which directors are nominated or elected.

In short, the proposed amendment will have no effect on the election of directors at the Annual Meeting.

The proposed amendment does add to the Articles provisions for the election of directors to staggered terms, replacing the corresponding provisions currently in the Bylaws. The difference is that any change to the Articles requires the approval of the Board of Directors and the shareholders, while a change to the Bylaws requires the approval of the Board of Directors or the shareholders. If the proposed amendment is adopted, the Board of Directors and the shareholders will have to approve any further change in the election of CH2M HILL's directors to staggered terms.

Why does the Board believe electing directors to staggered terms is so important?

Staggered terms provide important benefits to CH2M HILL:

  Assuring continuity and stability of CH2M HILL's business strategies and policies. Because at least two Annual Meetings are required to elect a majority of the members of a Board under staggered terms, a majority of directors at any given time will have prior experience as directors of CH2M HILL.

  If there were a hostile proxy contest such as might be undertaken by a third party seeking control of CH2M HILL, staggered terms, combined with requirements for removal of directors described further in Proposal 3 below, should give CH2M HILL time to negotiate with the hostile party, to consider alternative proposals, and to assure that shareholder value is maximized.

CH2M HILL's Board of Directors unanimously recommends that shareholders vote "for" approval of the proposed amendments to the Articles.

Proposal 3. Amendment to Articles of Incorporation: Amend the Articles to increase the shareholder vote required to remove directors from the Board and to further amend the provisions of the Articles added by the proposed amendments

Under Oregon law, unless the articles of incorporation provide otherwise, a director may be removed from office by shareholders if the number of votes cast to remove the director exceeds the number of votes cast against removal. Abstentions and shares not represented at the meeting are not counted. Thus, it is currently possible for shareholders holding less than a majority of the outstanding shares of CH2M HILL's common stock to remove one or more directors, and even all directors. The proposed amendment provides that a director may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least two-thirds of the outstanding common stock at a meeting of shareholders called for that purpose.

Why does the Board believe the way in which directors may be removed from office should be changed?

The Board believes it is not appropriate for shareholders holding less than a majority of outstanding shares of CH2M HILL's common stock to be able to remove directors at any time. Such removal of directors could frustrate the purpose of having directors elected for staggered terms as described in Proposal 2 above. To protect the stability and continuity of the Board, the Board believes it appropriate to increase the proportion of votes necessary to remove a director.

What other change would the proposed amendment make to CH2M HILL's Articles?

Under CH2M HILL's current Articles, an amendment to the Articles is approved if the number of shares voting in favor exceeds the number of shares voting against. Unless the ability to further change the proposed amendments is limited, the purpose of the proposed amendments could be frustrated. For example, without protecting the new Article from further change, the new Article could be eliminated by even less than a majority of all outstanding shares. Therefore, the proposed amendment provides that any further change to its provisions may be made only by the affirmative vote of at least two-thirds of the outstanding common stock at a meeting of shareholders called for that purpose.

Are there any anti-takeover effects or disadvantages of the proposed amendment?

Requiring Board and shareholder approval for elimination of staggered director terms and an increase in the vote required to remove directors may have anti-takeover effects because these requirements could delay or make more difficult a change in the Board of Directors as a result of a proxy contest. This could frustrate persons seeking to take over or otherwise gain control of CH2M HILL. The Board of Directors is not aware of any attempts to acquire control of CH2M HILL.

Does CH2M HILL have any other provisions in its Articles or Bylaws that could have an anti-takeover effect?

Restrictions in the Bylaws effectively limit the ownership of CH2M HILL's stock to employees, directors and consultants and further limit the amount of stock that may be owned by any such person.  Unless changed, these restrictions would make any takeover of CH2M HILL by a third party more difficult by requiring the cooperation of employee-owners with the third party.  No changes are proposed in any of the employee-ownership restrictions, and the Board continues its strong support of CH2M HILL's employee ownership philosophy.

What vote is required to approve the proposed amendments to the Articles?

The amendments offered in Proposals #2 and #3 will be approved at the Annual Meeting if the number of votes cast in favor exceeds the number of votes cast against. Abstentions are not counted.

CH2M HILL's Board of Directors unanimously recommends that shareholders vote "for" approval of the proposed amendments to the Articles.

Proposal 4. Appointment of Independent Certified Public Accountants

The Board of Directors has appointed Arthur Andersen LLP, independent certified public accountants, to audit the consolidated financial statements of CH2M HILL for the fiscal year ending December 31, 2001, and recommends that the shareholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. A representative of Arthur Andersen LLP is expected to be present at the Annual meeting. He will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote "for" this proposal.

Proposal 5. Other Business

In addition to the proposals described above, shareholders may be asked to transact such other business that may properly come before the Annual Meeting and any postponement(s) or adjournment(s). CH2M HILL presently is not aware of any such business at the time this proxy is being sent to you.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and related rules of the Securities and Exchange Commission require CH2M HILL's directors and executive officers to file reports of their ownership and changes in ownership of CH2M HILL common stock with the Commission. The Legal Department at CH2M HILL generally prepares these reports on the basis of information obtained from each Director and executive officer. Based on such information, CH2M HILL believes that all reports required by Section 16(a) of the Exchange Act to be filed by its Directors and executive officers during 2000 were timely filed.

Shareholder Proposals For the 2002 Annual Meeting

Any shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders and included in CH2M HILL's proxy statement for such meeting must be received by CH2M HILL no later than December 5, 2001 in order to be considered for inclusion in CH2M HILL's Proxy Statement and form of proxy relating to that meeting. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934. Any notice of a shareholder proposal received after February 21, 2002, that is not intended to be included in CH2M HILL's proxy statement, but that is proposed for the 2002 annual meeting will be considered untimely and will not be presented at such meeting.

UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH SHAREHOLDER OF RECORD AS OF MARCH 30, 2001, WE WILL PROVIDE A COPY OF CH2M HILL'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUESTS SHOULD BE DIRECTED TO CH2M HILL'S SECRETARY AT CH2M HILL'S EXECUTIVE OFFICES SET FORTH IN THIS PROXY STATEMENT.

April 6, 2001

ANNEX A

CH2M HILL COMPANIES, LTD

AUDIT & FINANCE COMMITTEE

AUDIT SUBCOMMITTEE CHARTER

Organization

The Board of Directors of CH2M HILL Companies, Ltd. has an Audit and Finance Committee (AFC) that provides oversight for various financial and internal control activities in the Company. The AFC has an Audit Subcommittee which is composed of independent directors and advisors, as defined in the National Association of Securities Dealers (NASD) Rule 4200, who provide oversight to certain audit and financial reporting activities of the Company.

Statement of Policy and Subcommittee Composition

The Audit Subcommittee provides assistance to the AFC and all corporate directors in fulfilling their responsibilities to shareholders relating to accounting and reporting practices of the Company, and the quality and integrity of the financial reports of the Company. It is the responsibility of the Audit Subcommittee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

The Subcommittee will be composed of at least three members each of who are able to read and understand fundamental financial statements, and at least one member of the Subcommittee must have past employment experience in finance or accounting, professional certification in accounting, or any other comparable sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities

In carrying out its responsibilities, the Audit Subcommittee will:

  Review and recommend to the AFC the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

  Meet with the independent auditors and financial management of the Company to review the scopes of proposed audits for the current year, the procedures to be utilized, and review the conclusions of such audits, including any comments and/or recommendations of the independent auditors.

  Review with the independent auditors, the Company's internal auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company. Emphasis should be given to the adequacy of the internal control environment to reasonably protect the Company's assets and reasonably assure adherence to the code of conduct of the Company.

  Review the internal audit functions of the Company including the independence and authority of its reporting obligations, audit plans for each year, reviews of completed audit assignments and any findings therefrom, and confirmation of internal audit coordination with the independent auditors.

  Review the financial statements contained in reports to shareholders with management and the independent auditors to determine satisfaction of both with the content and disclosures in the financial statements.

  Provide opportunity for meetings with the auditors without members of management present to discuss evaluations of the Company's financial, accounting and auditing personnel, and cooperation the independent auditors are receiving during the course of the audit work.

  Review periodic regulatory filings, including Securities and Exchange Commission filings and related documents, prior to submissions and/or distributions.

  Initiate investigation of any matter(s) brought to its attention which are within the scope of its duties including the power to seek counsel if, in its judgment, that is appropriate.

  Review with management and the independent auditor any significant developments in accounting rules and any resulting proposed changes in the Company's accounting practices and financial statements.

  Review and confirm full independence of the Auditors on an annual basis.

  Review and confirm a statement regarding Audit Subcommittee activities for inclusion in annual proxy statement to shareholders.

  Review this Charter annually to assess its adequacy and propose amendments as deemed appropriate by the Subcommittee members to the AFC for approval.

November 2000

ANNEX B

CH2M HILL COMPANIES, LTD

PROPOSED AMENDED

ARTICLE VII*

A. The number of directors of the Corporation shall be no fewer than nine and no more than thirteen, as specified from time to time by resolution of the Board of Directors. Nine of the directors shall be employees of the Corporation or its affiliates; any additional directors cannot be employees. An employee director shall no longer serve as a director effective upon the date of termination of employment. However, a retired employee who does not compete with the business of the Corporation may, upon approval of the majority of the remaining directors, complete the term as an employee director, and thereafter, if re-elected, the director shall be an outside director. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The directors shall be elected to three-year staggered terms by dividing the directors into three classes as equal in number as possible. At each annual meeting, the term of office of one class of directors shall expire and directors for that class shall be elected for a three-year term.

B. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the Corporation), all or any number of the directors may be removed at any time, with or without cause, but only by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock of the Corporation cast at a meeting of the stockholders called for that purpose.

C. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the Corporation), the provisions set forth in this Article VII may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this Article VII, unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock of the Corporation cast at a meeting of the stockholders called for that purpose.

*Text in bold and underlined is new

PROXY

CH2M HILL Companies, Ltd.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

APRIL 6, 2001

The undersigned shareholder of CH2M HILL COMPANIES, LTD. (the "Company") hereby appoints Ralph R. Peterson, Samuel H. Iapalucci and Joseph A. Ahearn, and each of them with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on March 30, 2001, at the Annual Meeting of Shareholders of the Company to be held on May 8, 2001 (the "Annual Meeting") at 10 a.m. (Mountain Daylight Time) at 6060 South Willow Drive, Greenwood Village, Colorado and any adjournment or postponements thereof.

|X| PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

[ ] MARK HERE TO VOTE ON ALL MATTERS AS THE BOARD OF DIRECTORS RECOMMENDS

  ELECTION OF DIRECTORS:

  [ ] FOR the four nominees listed below, except as otherwise indicated

  [ ] WITHHOLD AUTHORITY to vote for the four nominees listed below

  If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

           Kenneth F. Durant      Donald S. Evans      Jerry D. Geist      Steven D. Guttenplan

  PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION: Amend the Articles to add the staggered Board concept already present in CH2M   HILL's Bylaws.

          [ ] FOR                  [ ] AGAINST                        [ ] ABSTAIN

     3. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION: Amend the Articles to increase the shareholder vote required to remove directors from the Board and to further amend the provisions of the Articles added by the proposed amendments.

          [ ] FOR                  [ ] AGAINST                        [ ] ABSTAIN

     4. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE
            INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER
            31, 2001.

          [ ] FOR                  [ ] AGAINST                        [ ] ABSTAIN

And upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE ELECTION OF DIRECTORS, RATIFICATION OF ACCOUNTANTS AND FOR THE APPROVAL OF THE AMENDMENTS OF THE ARTICLES OF INCORPORATION; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

SIGN, DATE, AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

______________________________________________

SIGNATURE(s)

Date: _________________, 2001

NOTE: This Proxy Card should be dated, signed exactly as your name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

CONFIDENTIAL VOTING INSTRUCTIONS

CH2M HILL COMPANIES, LTD.

This confidential Voting Instruction Card is solicited on behalf of the Board of Directors

To: The Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan

Pursuant to the terms of the Plan, I, the undersigned, as a participant or a beneficiary and a named fiduciary under the Plan, hereby direct the Trustee: (i) to vote the shares of CH2M HILL Companies, Ltd. stock ("Company Stock") allocated to my account under the Plan on the record date, and (ii) to vote as a named fiduciary the proportionate amount of shares of Company Stock which is allocated to the accounts of other participants and beneficiaries in the Plan, but for which no voting instructions are received in a timely fashion, at the Annual Meeting of Shareholders of CH2M HILL Companies, Ltd. on May 8, 2001, and at any adjournment thereof, in the manner specified below.

The Board of Directors recommends votes be cast FOR the election of directors and FOR proposals 1, 2, 3 and 4.

  ELECTION OF DIRECTORS:

[ ] FOR the four nominees listed below, except as indicated

[ ] WITHHOLD AUTHORITY to vote for the four nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

         Kenneth F. Durant      Donald S. Evans      Jerry D. Geist      Steven D. Guttenplan

      2.  PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION: Amend the Articles to add the
            staggered Board concept already present in CH2M HILL's Bylaws.

          [ ] FOR                  [ ] AGAINST                        [ ] ABSTAIN

     3.   PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION: Amend the Articles to increase the shareholder vote required to remove directors from the Board and to further amend the provisions of the Articles added by the proposed amendments.

          [ ] FOR                  [ ] AGAINST                        [ ] ABSTAIN

       4. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE
             INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING
             DECEMBER 31, 2001.

         [ ] FOR                  [ ] AGAINST                        [ ] ABSTAIN

SIGN, DATE, AND RETURN THE VOTING INSTRUCTIONS

PROMPTLY USING THE ENCLOSED ENVELOPE.

______________________________________________

SIGNATURE(s)

Date: _________________, 2001

CH2M HILL Companies, Ltd.

Participant Notice

Retirement and Tax-Deferred Savings Plan

April 6, 2001

Dear Plan Participant:

The enclosed Proxy Statement and Confidential Voting Instructions have been furnished by CH2M HILL Companies, Ltd. in conjunction with the Annual Meeting of Shareholders of CH2M Hill Companies, Ltd. to be held on May 8, 2001, to elect directors and to conduct other business.

While only the Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan can actually vote the shares of CH2M HILL Companies, Ltd. stock ("Company Stock") held in the Plan, you, as a participant or a beneficiary with Company Stock credited to your account under the Plan as of March 30, 2001 (the record date for the annual meeting) and a named fiduciary under the Plan, are entitled to instruct the Trustee of the Plan with respect to the following:

    The voting of Company Stock allocated to your account under the Plan on the record date.

    The voting of a pro-rata portion of Company Stock (based upon the ratio of the amount of Company Stock in your account under the Plan and the total amount of Company Stock in the Plan) allocated to the accounts under the Plan of other participants and beneficiaries for which no instructions are received.

A named fiduciary is a person who under ERISA has the authority and responsibility (if he or she chooses to exercise it) to instruct the trustee of a plan regarding specific investments. Consequently, due to the provisions of the Plan, the Plan participant as a named fiduciary may (if he or she chooses) instruct the trustee of the Plan as to how to vote shares of Company Stock allocated to his or her own Plan account and how to vote a pro-rata portion of those shares of Company Stock which are not voted by participants with such shares allocated to their accounts.

If your voting instructions are not timely received, the Trustee will vote the Company Stock allocated to your account under a Plan and uninstructed Company Stock in the aggregate in accordance with timely instructions received from other Plan participants acting as named fiduciaries under the Plan. If the Voting Instruction Form is received after the close of business on May 4, 2001, the Trustee cannot ensure that your voting instructions will be followed.

It should be noted that your instructions to the Trustee are strictly confidential. Under no circumstances will the Trustee or any of their agents disclose to CH2M HILL Companies, Ltd. or any other party how, or if, you voted. The Trustee will supervise and control the distribution of all materials to Plan participants and the receipt of all voting instruction forms and will not disclose to any outside party the name and address of any Plan participant. You may, therefore, feel completely free to instruct the Trustee to vote these shares in the manner you think best.

If you have any questions regarding the information provided to you, you may contact Computershare Trust Co., Inc., 12039 W. Alameda Pkwy, Suite Z-2, Lakewood CO, 80228, (303) 984-4082.

Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan